UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 8, 2009

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 8, 2009, the Board of Directors of Atmel Corporation (the “Company”) adopted the following amendments to the Company’s Bylaws:
•	Article II, Section 2.3 was amended to change the number of directors required to call a special meeting of the stockholders of the Company to a majority of the total number of authorized directors (the “Whole Board”);

•	Article II, Section 2.7 was amended to provide that whether or not a quorum is present at a meeting of stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time to another time or place or means of remote communications, without notice other than announcement at the meeting of the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting; and

•	Article III, Section 3.2 was amended to require approval of a majority of the Whole Board to amend the Bylaws in order to increase the number of authorized directors of the Company.
The Bylaws, as amended and restated, are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Atmel Corporation as of April 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
Date: April 14, 2009	By:	/s/ Stephen Cumming
Stephen Cumming
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Atmel Corporation as of April 8, 2009.

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